UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2006

FIRST RESPONDER PRODUCTS INC.
(Exact name of registrant as specified in charter)

Delaware	000-52504	20-2721447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 N. Greenway-Hayden Loop, Suite C4, Scottsdale, Arizona 85260
(Address of principal executive offices)

(480)619.4747
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01

REGULATION FD DISCLOSURE

Reference is made to the Registrant's press releases as follows:

(1)

Press release dated August 2, 2006, which is attached hereto as Exhibit 99.1. That press release announced the launch of the company's new homeland security products website dedicated to providing a single source for emergency response products.

(2)

Press release dated September 8, 2006, which is attached hereto as Exhibit 99.2. That press released announced that the company was sponsoring a webcast with its strategic partner, Homeland Defense Week, to commemorate the fifth anniversary of the 9/11 attacks. The program, entitled “The View From The Front”, debuted on Monday, September 11, 2006 at 1 p.m. Eastern Time at www.firstresponderproducts.com. The webcast featured an exclusive interview by journalist and author Dan Verton with Michael Pena, the former Deputy Commander of the New York Fire Department’s elite Rescue Company 1.

(3)

Press release dated May 9, 2007, which is attached hereto as Exhibit 99.3. That press release announced that the Company was launching http://www.certproducts.com, its new website focusing on products for Community Emergency Response Teams, as part of its participation in the 2007 GovSec (Government Security Expo), U.S. Law and Ready! Conferences beginning May 9, 2007 at the Washington Convention Center in Washington, D.C.

(4)

Press release dated August 7, 2007, which is attached hereto as Exhibit 99.4. The press release announced that the Company had relocated its corporate offices and distribution center to support its growing national business. The new, larger facility located in Scottsdale, Arizona includes an expanded sales office with a production showroom and a warehouse with a state-of-the-art logistics center.

(5)

Press release dated August 21, 2007, which is attached hereto as Exhibit 99.5. The press release announced that the Company had been awarded several contracts as a result of its competitive bidding activities.

(6)

Press release dated August 28, 2007, which is attached hereto as Exhibit 99.6. The press release announced that, as part of its continuing efforts to become an industry leader in providing high-tech products and solutions to the first responder community, the company had become a dealer for Polarion High Intensity Discharge (commonly called HID) searchlights, the world's highest quality handheld HID portable searchlights available today.

(7)

Press release dated September 19, 2007, which is attached hereto as Exhibit 99.7. The press release announced that the company’s CERT Products division was sponsoring a webcast with strategic partner Homeland Defense Week to commemorate the sixth anniversary of the 9/11 attacks. The program, entitled "New York City - Living in the Cross Hairs - Six Years and Counting" was available for viewing at both www.certproducts.com and www.firstresponderproducts.com.

(8)

Press release dated October 9, 2007, attached hereto as Exhibit 99.8. The press release announced that the Company had entered into an agreement with Phoenix-based Pantheon Chemical, Inc. to distribute Pantheon’s award-winning line of environmentally safe weapons maintenance, surface pretreatment and industrial cleaning products to military and government agencies, first responders, and law enforcement and corrections departments.

(9)

Press release dated October 11, 2007, attached hereto as Exhibit 99.9. The press release announced that the Company had been awarded several more contracts as a result of its increased competitive bidding activities.

(10)

Press release dated October 30, 2007, attached hereto as Exhibit 99.10. The press release announced the launch of a new disaster response product line featuring a “build-it-yourself” Disaster Response Trailer, which allows emergency response teams to create customized portable emergency response trailers containing the equipment and supplies they need to be prepared for local emergencies.

ITEM 9.01 INDEX TO EXHIBITS

99.1     Press release dated August 2, 2006

99.2     Press release dated September 8, 2006

99.3

Press release dated May 9, 2007

99.4

Press release dated August 7, 2007

99.5

Press release dated August 21, 2007

99.6

Press release dated August 28, 2007

99.7

Press release dated September 19, 2007

99.8

Press release dated October 9, 2007

99.9

Press release dated  October 11, 2007

99.10

Press release dated October 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Responder Products Inc.

Date: October 31, 2007	By:	/s/ Richard Reincke
Richard Reincke
Chief Operating Officer